Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 15, 2005, except for Note 2, as to which the date is March 28, 2006, relating to the financial statements of Warner Chilcott PLC, which report appears in the Registration Statement on Form S-1 of Warner Chilcott Holdings Company, Limited, as amended (Reg. No. 333-134893).

/s/ PricewaterhouseCoopers LLP

Belfast

Northern Ireland

September 20, 2006